Exhibit 1.1

Remora Royalties, Inc.

[●] Shares

Class A Common Stock

($0.01 par value per share)

Underwriting Agreement

[●], 2018

RBC Capital Markets, LLC

Wells Fargo Securities, LLC

UBS Securities LLC

As Representatives of the several Underwriters

c/o RBC Capital Markets, LLC

200 Vesey Street

New York, New York 10281-8098

c/o Wells Fargo Securities, LLC

375 Park Avenue

New York, NY 10152

c/o UBS Securities LLC

1285 Avenue of the Americas

New York, N.Y. 10019

Ladies and Gentlemen:

Remora Royalties, Inc., a corporation organized under the laws of Delaware (the “Company”), proposes to sell to the several underwriters named in Schedule I hereto (the “Underwriters” and each an “Underwriter”), for whom you (the “Representatives”) are acting as representatives, [●] shares of Class A common stock, $0.01 par value per share (“Common Stock”), of the Company (said shares to be issued and sold by the Company being hereinafter called the “Underwritten Securities”). The Company also proposes to grant to the Underwriters an option to purchase up to [●] additional shares of Common Stock to cover over-allotments, if any (the “Option Securities” and, together with the Underwritten Securities, the “Securities”). Certain terms used herein are defined in Section 21 hereof.

The Company is a Delaware corporation that was formed for the purpose of making the proposed issuance and sale of the Securities (the “Offering”) and to own membership interests (“RH Units”) in Remora Holdings, LLC, a Delaware limited liability company (“Holdings”). Holdings was formed to own and acquire mineral and royalty interests in oil and natural gas properties throughout the United States of America. It is understood and agreed to by all parties that the following transactions (the “Prior Transactions”) have occurred prior to the date hereof:

(a) Remora Petroleum, L.P., a Texas limited partnership (“Remora”), incorporated the Company under the terms of the Delaware General Corporate (the “DGCL”) and contributed $100 to the Company in exchange for all of the outstanding shares of stock in the Company; and

(b) Remora formed Holdings under the terms of the Delaware Limited Liability Company Act (the “Delaware LLC Act”) and contributed $100 to Holdings in exchange for all the limited liability company interests in Holdings.

It is further understood and agreed to by all parties that concurrently with, or prior to, the closing of the Offering, the following transactions (together with the Prior Transactions, the “Offering Transactions”), among others, will occur:

(a) Remora, Remora Operating, LLC, Remora Operating CA, LLC, Vendera Resources III, LLC, Vendera Resources II, LLC, Vendera Resources, LP, Vendera Management III, LLC, Vendera Resources III, LP, Vendera Resources TXLA, LLC, AVAD Utah, LLC, AVAD North Texas LLC, OKSA Minerals, LP and BLG Resources, LLC (collectively, the “Contributing Parties”), the Company and Holdings will enter into a Contribution, Conveyance, Assignment and Assumption Agreement, substantially in the form filed as an exhibit to the Registration Statement (the “Contribution Agreement” and, together with the related conveyances, assignments and sub-assignment agreements and any similar agreements and documents that have or will be entered into in connection therewith, the “Contribution Documents”) pursuant to which the Contributing Parties will, among other things, contribute certain mineral interests, royalty interests and overriding royalty interests (collectively, the “Mineral Interests”) to Holdings;

(b) the limited liability company agreement of Holdings will be amended and restated, substantially in the form filed as an exhibit to the Registration Statement (as amended and restated, the “Holdings LLC Agreement”), to, among other things, issue [●] RH Units to the Contributing Parties;

(c) the Company will amend and restate its Certificate of Incorporation, substantially in the form filed as an exhibit to the Registration Statement, and amend and restate its Bylaws, substantially in the form filed as an exhibit to the Registration Statement, and contribute $[●] to Holdings in exchange for [●] RH Units (“Equity Interests”);

(d) the Contributing Parties will purchase from the Company [●] shares of Class B Common Stock, $0.01 par value per share (the “Class B Stock”) of the Company;

(e) Holdings, as borrower, will enter into a revolving credit agreement, substantially in the form filed as an exhibit to the Registration Statement (the “Credit Agreement”), and distribute to the Contributing Parties one share of Class B Stock for each RH Unit held by such party;

(f) the Company, Holdings and the Contributing Parties will enter into a registration rights agreement, substantially in the form filed as an exhibit to the Registration Statement (the “Registration Rights Agreement”); and

(g) the Company, Holdings and Remora will enter into a management services agreement, substantially in the form filed as an exhibit to the Registration Statement (the “Management Services Agreement”).

As used herein, “Transaction Agreements” means, collectively, the Contribution Agreement, Credit Agreement, Registration Rights Agreement and the Management Services Agreement and (ii) the “Operative Agreements” means, collectively, the Holdings LLC Agreement and the Transaction Agreements.

The Company and Holdings are hereinafter referred to as the “Remora Parties.” The Remora Parties and Remora are hereinafter referred to as the “Remora Entities.”

1. Representations and Warranties. The Remora Entities, jointly and severally, represent and warrant to, and agrees with, each Underwriter as set forth below in this Section 1.

(a) The Company has prepared and filed with the Commission a registration statement (file number 333-226180) on Form S-1, including a related preliminary prospectus, for registration under the Act of the offering and sale of the Securities. Such Registration Statement, including any amendments thereto filed prior to the Execution Time, has become effective. The Company may have filed one or more amendments thereto, including a related preliminary prospectus, each of which has previously been furnished to you. The Company will file with the Commission a final prospectus in accordance with Rule 424(b) (the “Prospectus”). As filed, such final Prospectus shall contain all information required by the Act and the rules thereunder and, except to the extent the Representatives shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the latest Preliminary Prospectus) as the Company has advised you, prior to the Execution Time, will be included or made therein.

(b) On the Effective Date, the Registration Statement did, and when the Prospectus is first filed in accordance with Rule 424(b) and on the Closing Date and on any date on which Option Securities are purchased, if such date is not the Closing Date (a “settlement date”), the Prospectus (and any supplement thereto) will, comply in all material respects with the applicable requirements of the Act and the rules thereunder; on the Effective Date and at the Execution Time, the Registration Statement did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and on the date of any filing pursuant to Rule 424(b) and on the Closing Date and any settlement date, the Prospectus (together with any supplement thereto) will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to the information contained in or omitted from the Registration Statement, or the Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion in the Registration Statement or the Prospectus (or any supplement thereto), it being understood and agreed that the only such information furnished by any Underwriter consists of the Underwriter Information (as defined herein). No stop order suspending the effectiveness of the Registration Statement has been issued and, to the knowledge of the Remora Entities, no proceeding for that purpose has been instituted or threatened by the Commission. No order preventing or suspending the use of the Prospectus has been issued and, to the knowledge of the Remora Entities, no proceeding for that purpose has been instituted by the Commission.

(c) (i) The Disclosure Package and the price to the public, the number of Underwritten Securities and the number of Option Securities to be included on the cover page of the Prospectus, when taken together as a whole, (ii) each electronic road show when taken together as a whole with the Disclosure Package and the price to the public, the number of Underwritten Securities and the number of Option Securities to be included on the cover page of the Prospectus, and (iii) any individual Written Testing-the-Waters Communication, when taken together as a whole with the Disclosure Package and the price to the public, the number of Underwritten Securities and the number of Option Securities to be included on the cover page of the Prospectus, does not, and did not, at the time of first use thereof, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package or any individual Written Testing-the-Waters Communication based upon and in conformity with the Underwriter Information.

(d) (i) At the time of filing the Registration Statement, (ii) as of the Execution Time (with such date being used as the determination date for purposes of this clause (ii)), and (iii) as of the Closing Date or any settlement date, the Company was not, is not and will not be an Ineligible Issuer (as defined in Rule 405), without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an Ineligible Issuer.

(e) From the time of initial confidential submission of the Registration Statement to the Commission (or, if earlier, the first date on which the Company engaged directly or through any person authorized to act on its behalf in any Testing-the-Waters Communication) through the Execution Time, the Company has been and is an “emerging growth company,” as defined in

Section 2(a)(19) of the Act (an “Emerging Growth Company”). “Testing-the-Waters Communication” means any oral or written communication within the meaning of Rule 405 under the Act with potential investors undertaken in reliance on Section 5(d) of the Act.

(f) The Company (i) has not engaged in any Testing-the-Waters Communication other than Testing-the-Waters Communications with the consent of the Representatives with entities that are qualified institutional buyers within the meaning of Rule 144A under the Act or institutions that are (or were at the time of the Testing-the-Waters Communication) accredited investors within the meaning of Rule 501 under the Act and (ii) has not authorized anyone other than the Representatives to engage in Testing-the-Waters Communications. The Company reconfirms that the Representatives have been authorized to act on its behalf in undertaking Testing-the-Waters Communications. The Company has not distributed any Written Testing-the-Waters Communications other than those listed on Schedule III hereto. “Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Act.

(g) Each Issuer Free Writing Prospectus does not include any information that conflicts with the information contained in the Registration Statement. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with the Underwriter Information.

(h) Each of the Remora Parties (i) has been duly incorporated or formed and is validly existing as a corporation or limited liability company, as applicable, in good standing under the laws of the state of Delaware, (ii) has full corporate or limited liability company power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Registration Statement, the Disclosure Package and the Prospectus, and (iii) is duly qualified to do business as a foreign corporation or limited liability company and is in good standing under the laws of each jurisdiction which requires such qualification, except, in the case of (iii), where the failure to be so qualified or in good standing (A) would not reasonably be expected to have a material adverse effect on the performance of this Underwriting Agreement (this “Agreement”) or the consummation of any of the transactions contemplated hereby and (B) would not reasonably be expected to have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business, management, operations or properties of the Remora Parties, taken as a whole, regardless of whether arising from transactions in the ordinary course of business (a “Material Adverse Effect”).

(i) Holdings is the only subsidiary of the Company and all the outstanding limited liability company interests of Holdings have been duly and validly authorized and issued and are fully paid (to the extent required under the Holdings LLC Agreement) and nonassessable (except as such non-assessability may be affected by matters described in Section 18-607 and 18-804 of the Delaware LLC Act). After giving effect to the Offering Transactions, the Company will own [●]% of the issued and outstanding RH Units and all such RH Units will be owned by the Company free and clear of any perfected security interest or any other security interests, claims, liens or encumbrances (collectively, “Liens”), except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus. Except pursuant to the Holdings LLC Agreement as set forth in the Registration Statement, the Disclosure Package and the Prospectus, there are no outstanding options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities or interests for limited liability company or other ownership interests of Holdings.

(j) The Company’s authorized equity capitalization is as set forth in the Registration Statement, the Disclosure Package and the Prospectus; the capital stock of the Company conforms in all material respects to the description thereof contained in the Registration Statement, the Disclosure Package and the Prospectus; the outstanding shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable; the Securities have been duly and validly authorized, and, when issued and delivered to and paid for by the Underwriters pursuant to the terms of this Agreement, will be fully paid and non-assessable; the Securities have been approved for listing, and admitted and authorized for trading, subject to official notice of issuance and evidence of satisfactory distribution, on the Nasdaq Global Market (“Nasdaq”); the holders of outstanding shares of capital stock of the Company are not entitled to preemptive or other rights to subscribe for the Securities; except pursuant to the Holdings LLC Agreement and as set forth in the Registration Statement, the Disclosure Package and the Prospectus, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, shares of capital stock of or ownership interests in the Company are outstanding. The Company does not have any outstanding debt or preferred equity securities that are rated by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 3(a)(62) under the Exchange Act).

(k) At the Closing Date, after giving effect to the Offering Transactions, the Contributing Parties will collectively own [●] shares of Class B Stock and [●]% of the RH Units (collectively, the “Contributing Party Shares”); the Contributing Party Shares will have been duly and validly authorized and, when issued and delivered to the Contributing Parties pursuant to the terms of the Contribution Agreement, such shares of Class B Stock will be fully paid and non-assessable and such RH Units will be fully paid (to the extent required under the Holdings LLC Agreement) and nonassessable (except as such non-assessability may be affected by matters described in Section 18-607 and 18-804 of the Delaware LLC Act).

(l) The sale and issuance of the Contributing Party Shares are exempt from the registration requirements of the Act and the securities laws of any state having jurisdiction with respect thereto, and Company has not taken nor will take any action that would cause the loss of such exemption. The Company has not, prior to the date hereof, made any offer or sale of securities which could be “integrated” for purposes of the Act with the offer and sale of the Securities pursuant to the Registration Statement and the Prospectus; and except as disclosed in the Disclosure Package and the Prospectus, the Company has not sold or issued any security during the 180-day period preceding the date of the Prospectus, including but not limited to any sales pursuant to Rule 144A or Regulation D or S under the Act, other than Common Stock issued pursuant to employee benefit plans, qualified stock option plans or the employee compensation plans or pursuant to outstanding options, rights or warrants as described in the Disclosure Package and the Prospectus.

(m) There is no franchise, contract or other document of a character required to be described in the Registration Statement, the Disclosure Package or the Prospectus, or to be filed as an exhibit thereto, which is not described or filed as required (and the Preliminary Prospectus contains in all material respects the same description of the foregoing matters contained in the Prospectus); and the statements in (i) the Preliminary Prospectus and the Prospectus under the headings “Description of Capital Stock,” “Material U.S. Federal Income Tax Consequences,” “Certain Relationships and Related Party Transactions,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources—Indebtedness—New Revolving Credit Agreement” and “Business—Regulation” and (ii) in Item 14 and Item 15 of the Registration Statement, insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings, respectively.

(n) This Agreement has been duly authorized, executed and delivered by each of the Remora Parties.

(o) On or prior to the Closing Date, each of the Operative Agreements will have been duly authorized, executed and delivered by the respective Remora Parties that are parties thereto and, when duly authorized, executed and delivered by any other party thereto, will be a valid and legally binding agreement of such Remora Party, enforceable against such Remora Party in accordance with its terms; provided that with respect to each such agreement, the enforceability thereof may be limited by (x) applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity) and (y) public policy, applicable law relating to fiduciary duties and indemnification and an implied covenant of good faith and fair dealing.

(p) The Contribution Documents will be legally sufficient to transfer or convey, directly or indirectly, (i) the Mineral Interests, as contemplated by the Registration Statement, the Disclosure Package or the Prospectus to Holdings and (ii) the Equity Interests to the Company, subject to the conditions, reservations, encumbrances and limitations contained in the Contribution Documents and those set forth in the Registration Statement, Disclosure Package and the Prospectus. The Remora Parties, upon consummation of the transactions pursuant to the Contribution Documents and the Transaction Agreements, will succeed in all material respects, directly or indirectly, to the business, assets, properties, liabilities and operations described in the Registration Statement, the Disclosure Package and the Prospectus.

(q) The Company is not and, after giving effect to the Offering and the application of the proceeds thereof as described in the Registration Statement, the Disclosure Package and the Prospectus, will not be an “investment company” as defined in the Investment Company Act of 1940, as amended.

(r) None of the issuance and sale of the Securities by the Company, the execution, delivery or performance of this Agreement or the Operative Agreements by the Remora Parties party thereto nor the consummation by the Remora Parties of the Offering Transactions or the other transactions contemplated hereby requires any consent, approval, authorization or other order of or registration or filing with, any court, regulatory body, administrative agency or other governmental body, agency or official, except (i) such as may be required for (A) the registration of the Securities under the Act, (B) the listing of the Securities for trading on the Nasdaq, (C) the registration of the Common Stock under the Exchange Act and compliance with the securities or Blue Sky laws of various jurisdictions, all of which will be, or have been, effected in accordance with this Agreement and except for the clearance of the underwriting terms of the offering contemplated hereby by the Financial Industry Regulatory Authority, Inc. (“FINRA”) as required under FINRA’s Rules of Fair Practice, (ii) the filing of a registration statement on Form S-8 with the Commission with respect to awards under the Company’s long-term incentive plan, (iii) such consents, approvals, authorizations or filings which have been, or prior to the Closing Date, will be obtained or made or (iv) such consents, approvals, authorizations or filings which (I) are of a routine or administrative nature, (II) are not customarily obtained or made prior to the consummation of transactions such as those contemplated by this Agreement or the Transaction Agreements and (III) are expected in the reasonable judgment of the Remora Parties to be obtained or made in the ordinary course of business after the Closing.

(s) None of the issue and sale of the Securities by the Company, the execution, delivery or performance of this Agreement or the Operative Agreements by the Remora Parties party thereto nor the consummation by the Remora Parties of the Offering Transactions or the other transactions herein contemplated or the fulfillment of the terms hereof will conflict with, result in a breach or violation of, or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, (i) the applicable certificate of formation, limited liability company agreement, charter or by-laws or similar organizational documents of the Remora Parties, (ii) the Credit Agreement or the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company or any of its subsidiaries is a party or bound or to which its or their property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Company or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its subsidiaries or any of its or their properties, except, with respect to clauses (ii) and (iii), as would not reasonably be expected to have a Material Adverse Effect.

(t) No holders of securities of the Company have rights to the registration of such securities under the Registration Statement, except pursuant to the Registration Rights Agreement.

(u) The consolidated historical financial statements, including the notes thereto, and schedules included in the Registration Statement, the Preliminary Prospectus and the Prospectus present fairly in all material respects the financial condition, results of operations and cash flows of the entities purported to be shown thereby as of the dates and for the periods indicated, comply as to form with the applicable accounting requirements of the Act and the Exchange Act and have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved (except as otherwise noted therein). The selected financial data set forth under the headings “Selected Historical and Unaudited Pro Forma Financial Data” and “Summary—Summary Historical and Unaudited Pro Forma Condensed Combined Financial Data” in the Registration Statement, the Preliminary Prospectus and the Prospectus fairly present in all material respects, on the basis stated in the Registration Statement, the Preliminary Prospectus and the Prospectus, the information included therein. All non-GAAP financial information included in the Registration Statement, the Disclosure Package and the Prospectus complies with the requirements of Regulation G and Item 10 of Regulation S-K under the Act; and, except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus, there are no material off-balance sheet arrangements (as defined in Regulation S-K under the Act, Item 303(a)(4)(ii)) or any other relationships with unconsolidated entities or other persons, that may have a material current or, to the Remora Entities’ knowledge, material future effect on the Company’s consolidated financial condition, results of operations, liquidity, capital expenditures, capital resources or significant components of revenue or expenses. The pro forma financial statements, including the notes thereto, included in the Registration Statement, the Preliminary Prospectus and the Prospectus include assumptions that provide a reasonable basis for presenting the significant effects directly attributable to the transactions and events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma adjustments reflect the proper application of those adjustments to the historical financial statement amounts in the pro forma financial statements included in the Registration Statement, the Preliminary Prospectus and the Prospectus. The pro forma financial statements, including the notes thereto, included in the Registration Statement, the Preliminary Prospectus and the Prospectus comply as to form in all material respects with the applicable accounting requirements of Regulation S-X under the Act and the pro forma adjustments have been properly applied to the historical amounts in the compilation of those statements. No other financial statements are required to be included in the Registration Statement, the Disclosure Package or the Prospectus.

(v) The Securities have been approved for listing on the Nasdaq under the symbol “RRI,” subject to official notice of issuance of the Securities being sold by the Company.

(w) No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries or its or their property is pending or, to the knowledge of the Remora Entities, threatened that could reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the Registration Statement, the Disclosure Package and the Prospectus (exclusive of any supplement thereto).

(x) Each of the Remora Parties owns or leases all such properties as are necessary to the conduct of its operations as presently conducted.

(y) None of the Remora Parties is in violation or default of (i) any provision of its charter, certificate of formation, certificate of limited partnership, bylaws, limited liability company agreement or limited partnership agreement, as applicable, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Remora Parties or any of its properties, as applicable, except, with respect to clauses (ii) and (iii), as would not reasonably be expected to have a Material Adverse Effect.

(z) Grant Thornton LLP, who have certified certain financial statements of the Company and certain of the Contributing Parties (including the related notes thereto and supporting schedules) included in the Registration Statement, Disclosure Package and the Prospectus, are independent public accountants with respect to the Company within the meaning of the Act and the applicable published rules and regulations thereunder.

(aa) There are no transfer taxes or other similar fees or charges under Federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the issuance by the Company or sale by the Company of the Securities.

(bb) The Remora Parties have filed all tax returns that are required to be filed or has requested extensions thereof (except in any case in which the failure so to file would not reasonably be expected to have a Material Adverse Effect and except as set forth in or contemplated in the Registration Statement, the Disclosure Package and the Prospectus (exclusive of any supplement thereto)) and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or as would not reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the Registration Statement, the Disclosure Package and the Prospectus (exclusive of any supplement thereto).

(cc) No labor problem or dispute with the employees of the Company or any of its subsidiaries exists or is threatened or imminent, and the Remora Entities are not aware of any existing or imminent labor disturbance by the employees of any of its or its subsidiaries’ principal suppliers, contractors or customers, that could reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the Registration Statement, the Disclosure Package and the Prospectus (exclusive of any supplement thereto).

(dd) To the knowledge of the Remora Entities, there are no affiliations or associations between (i) any member of FINRA and (ii) the Company or any of the Company’s officers, directors, 5% or greater security holders or any beneficial owner of the Company’s unregistered equity securities that were acquired at any time on or after the 180th day immediately preceding the date the Registration Statement was initially filed with the Commission, except as otherwise disclosed in the Registration Statement, the Disclosure Package and the Prospectus.

(ee) Except as would not reasonably be expected to have a Material Adverse Effect and as set forth in or contemplated in the Registration Statement, the Disclosure Package and the Prospectus (exclusive of any supplement thereto), (i) the Remora Entities and each of their subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are reasonably adequate and customary in the businesses in which they are engaged; (ii) all policies of insurance insuring the Company or any of its subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect; (iii) the Company and its subsidiaries are in compliance with the terms of such policies and instruments in all respects; (iv) there are no claims by the Company or any of its subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; (v) neither the Company nor any such subsidiary has been refused any insurance coverage sought or applied for; and (vi) neither the Company nor any such subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business.

(ff) (i) Except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus, (x) to the Remora Entities’ knowledge, there has been no material security breach or other material compromise of or relating to any of the Remora Entities’ information technology and computer systems, networks, hardware, software, data (including the data of their respective customers, employees, suppliers, vendors and any third party data maintained by or on behalf of them), equipment or technology (collectively, “IT Systems and Data”) and (y) the Remora Entities have not been notified of, and have no knowledge of, any event or condition that would reasonably be expected to result in, any material security breach or other material compromise to their IT Systems and Data; (ii) the Remora Entities are presently in compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification, except as would not, in the case of this clause (ii), individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and (iii) the Remora Entities have implemented backup and disaster recovery technology consistent with industry standards and practices.

(gg) No subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends or distributions to the Company, from making any other distribution on such subsidiary’s equity interests, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s property or assets to the Company or any other subsidiary of the Company, except as described in or contemplated by the Registration Statement, the Disclosure Package and the Prospectus (exclusive of any supplement thereto).

(hh) The Company and its subsidiaries possess all licenses, certificates, permits and other authorizations issued by all applicable authorities necessary to conduct their respective businesses, except where failure to possess such permits would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and neither the Company nor any such subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, could reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the Registration Statement, the Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto).

(ii) The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Remora Parties’ internal controls over financial reporting are effective in all material respects to perform the functions for which they were established and the Remora Entities are not aware of any material weakness in their internal controls over financial reporting.

(jj) The Company and its subsidiaries maintain “disclosure controls and procedures” (as such term is defined in Rule 13a-15(e) under the Exchange Act); such disclosure controls and procedures are effective in all material respects to perform the functions for which they were established.

(kk) The Company has not taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(ll) (i) The Company and its subsidiaries (a) are, and at all prior times were, in compliance with any and all applicable federal, state, local and foreign laws, rules, regulations, requirements, decisions and orders relating to the protection of human health or safety, the environment, natural resources, hazardous or toxic substances or wastes, pollutants or contaminants (collectively, “Environmental Laws”), (b) have received and are in compliance with all permits, licenses, certificates or other authorizations or approvals required of them under applicable Environmental Laws to conduct their respective businesses, and (c) have not received notice of any actual or potential liability under or relating to any Environmental Laws, including for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, and have no knowledge (and Remora has no knowledge) of any event or condition that would reasonably be expected to result in any such notice; (ii) there are no costs or liabilities associated with Environmental Laws of or relating to the Company or its subsidiaries, except in the case of each of (i) and (ii) above, for any such failure to comply, or failure to receive required permits, licenses or approvals, or cost or liability, as would not, individually or in the aggregate, have a Material Adverse Effect; and (iii) except as described in each of the Registration Statement, the Disclosure Package and the Prospectus, (x) there are no proceedings that are pending, or that are known to be contemplated, against the Company or any of its subsidiaries under any Environmental Laws in which a governmental entity is also a party, other than such proceedings regarding which it is reasonably believed no monetary sanctions of $100,000 or more will be imposed, (y) the Remora Entities are not aware of any issues regarding compliance with Environmental Laws, or liabilities or other obligations under Environmental Laws or concerning hazardous or toxic substances or wastes, pollutants or contaminants, that could reasonably be expected to have a material effect on the capital expenditures or earnings or financial position of the Company and its subsidiaries, and (z) none of the Company and its subsidiaries anticipates material capital expenditures relating to any Environmental Laws.

(mm) In the ordinary course of its business, the Company periodically reviews the effect of Environmental Laws on the business, operations and properties of the Company and its subsidiaries, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws, or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review, the Company has reasonably concluded that such associated costs and liabilities would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the Registration Statement, the Disclosure Package and the Prospectus (exclusive of any supplement thereto).

(nn) None of the following events has occurred or exists: (i) a failure to fulfill the obligations, if any, under the minimum funding standards of Section 302 of the United States Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and the regulations and published interpretations thereunder with respect to a Plan, determined without regard to any waiver of such obligations or extension of any amortization period that could reasonably be expected to have a Material Adverse Effect; (ii) an audit or investigation by the Internal Revenue Service, the U.S. Department of Labor, the Pension Benefit Guaranty Corporation or any other federal or state governmental agency or any foreign regulatory agency with respect to the employment or compensation of employees by any of the Company or any of its subsidiaries that could have a Material Adverse Effect; (iii) any breach of any contractual obligation, or any violation of law or applicable qualification standards, with respect to the employment or compensation of employees by the Company or any of its subsidiaries that could reasonably be expected to have a Material Adverse Effect. Except as would not reasonably be expected to have a Material Adverse Effect, none of the following events has occurred or is reasonably likely to occur: (i) an increase in the aggregate amount of contributions required to be made to all Plans in the current fiscal year of the Company and its subsidiaries compared to the amount of such contributions made in the most recently completed fiscal year of the Company and its subsidiaries; (ii) an increase in the “accumulated post-retirement benefit obligations” (within the meaning of Statement of Financial Accounting Standards 106) of the Company and its

subsidiaries compared to the amount of such obligations in the most recently completed fiscal year of the Company and its subsidiaries; (iii) any event or condition giving rise to a liability under Title IV of ERISA; or (iv) the filing of a claim by one or more employees or former employees of the Company or any of its subsidiaries related to their employment. For purposes of this Section 1(oo), the term “Plan” means a plan (within the meaning of Section 3(3) of ERISA) subject to Title IV of ERISA with respect to which the Company or any of its subsidiaries may have any liability.

(oo) There is and has been no failure on the part of the Company and any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 relating to loans and Sections 302 and 906 relating to certifications.

(pp) Neither the Company nor any of its subsidiaries nor, to the knowledge of the Remora Entities, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA; and the Company, its subsidiaries and, to the knowledge of the Remora Entities, its affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(qq) The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with all applicable financial recordkeeping and reporting requirements and the money laundering statutes and the rules and regulations thereunder, including but not limited to the Currency and Foreign Transactions Reporting Act of 1970, as amended, the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), the applicable anti-money laundering statutes of all jurisdictions where the Company or any of its subsidiaries conducts business and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the best knowledge of the Remora Entities, threatened.

(rr) None of the Company, any of its subsidiaries or, to the knowledge of the Remora Entities, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently the subject or the target of any applicable sanctions administered or enforced by the U.S. Government (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State), the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company or any of its subsidiaries located, organized or resident in a country or territory that is the subject or target of Sanctions; and the Company will not directly or indirectly use the proceeds of the offering hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund any activities of or business with any person, or in any country or territory, that, at the time of such funding, is the subject of Sanctions or (ii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions.

(ss) Neither the Company nor any of its subsidiaries nor, to the knowledge of the Remora Entities, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries, is a person that is, or is 50% or more owned or otherwise controlled by a person that is: (i) the subject of any Sanctions (a “Sanctioned Person”); or (ii) located, organized or resident in a country or territory that is, or whose government is, the subject of Sanctions that broadly prohibit dealings with that country or territory (currently, Cuba, Iran, North Korea, Sudan, and Syria) (collectively, “Sanctioned Countries” and each, a “Sanctioned Country”).

(tt) Except as has been disclosed to the Underwriters or is not material to the analysis under any Sanctions, neither the Company nor any of its subsidiaries has engaged in any dealings or transactions with or for the benefit of a Sanctioned Person, or with or in a Sanctioned Country, in the preceding five years, nor does the Company or any of its subsidiaries have any plans to increase its dealings or transactions with Sanctioned Persons, or with or in Sanctioned Countries.

(uu) Except as set forth in the Registration Statement, the Disclosure Package and the Prospectus, after giving effect to the Offering Transactions, the Remora Entities and each of their subsidiaries have, directly or indirectly, (i) good and defensible title to all of the interests in oil and gas properties, including interests in the Mineral Interests, underlying the Company’s estimates of its net proved reserves contained in the Registration Statement, the Disclosure Package and the Prospectus and (ii) good and marketable title to all personal property owned by them, free and clear of all encumbrances and defects except such as (w) are created by or permitted under the Credit Agreement and (x) do not materially affect the value of the business of the Remora Parties, taken as a whole, and do not interfere in any material respect with the use made or proposed to be made of such properties by the Remora Parties, taken as a whole; and all property (real and personal) held under lease by the Company or any subsidiary is held by it under valid, subsisting and enforceable leases, in each case, with only such exceptions as in the aggregate are not materially burdensome and do not have or result in a Material Adverse Effect to the use made and proposed to be made of such property by the Remora Parties.

(vv) Each of the Remora Entities and their respective subsidiaries has, and after giving effect to the Offering Transactions, will have, such consents, easements, rights-of-way or licenses from any person (collectively, “rights-of-way”) as are necessary to enable it to conduct its business in the manner described in the Registration Statement, the Disclosure Package and the Prospectus, subject to qualifications as may be set forth in the Registration Statement, the Disclosure Package and the Prospectus, except where failure to have such rights-of-way would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect.

(ww) Cawley, Gillespie & Associates, Inc., a reserve engineer that prepared reserve reports on estimated total proved and probable oil and natural gas reserves of (i) the Company with respect to the Mineral Interests as of December 31, 2017, after giving effect to the Offering Transactions, (ii) Remora as of December 31, 2017 and 2016 and (iii) Remora as of December 31, 2017, after giving effect to the Offering Transactions, was, as of the date of preparation of such reserve report, and is, as of the date hereof, an independent petroleum engineer with respect to the Company.

(xx) The information contained in the Disclosure Package and the Prospectus regarding estimated quantities of proved and probable, estimated future net revenue and the present worth of such estimated future net revenue of (i) the Company after giving effect to the Offering Transactions as of December 31, 2017, (ii) Remora as of December 31, 2017 and 2016 and (iii) Remora as of December 31, 2017, after giving effect to the Offering Transactions, is based upon the reserve reports prepared by Cawley, Gillespie & Associates, Inc. The information underlying such estimates of reserves, estimated future net revenue from those reserves and the present worth of such estimated future net revenue provided to Cawley, Gillespie & Associates, Inc. by the Remora Parties, including, without limitation, information as to production, costs of operation and development, current prices for production, agreements relating to current and future operations and sales of production, was true and correct in all material respects in accordance with customary industry practices on the date the report was made.

(yy) The reserve reports prepared by Cawley, Gillespie & Associates, Inc. setting forth the total estimated proved and probable reserves of (i) the Company with respect to the Mineral Interests held by the Company as of December 31, 2017, after giving effect to the Offering Transactions, (ii) Remora with respect to its oil and gas interests as of December 31, 2017 and 2016 and (iii) Remora with respect to its oil and gas interests as of December 31, 2017, after giving effect to the Offering Transactions, accurately reflect in all material respects the ownership interests of the Company and Remora, as applicable, in the properties therein. Other than normal production of reserves, intervening market commodity price fluctuations, fluctuations in demand for such products, adverse weather conditions, unavailability or increased costs of rigs, equipment, supplies or personnel, the timing of third party operations and other facts, in each case in the ordinary course of business, and except as disclosed in the Disclosure Package and the Prospectus, the Remora Entities are not aware of any facts or circumstances that would result in a material adverse change in the aggregate net reserves as described in the Disclosure Package and the Prospectus and the reserve report; and estimates of such reserves as described in the Disclosure Package and the Prospectus and reflected in the reserve report comply in all material respects with the applicable requirements of Regulation S-X and Subpart 1200 of Regulation S-K under the Act.

(zz) No relationship, direct or indirect, exists between or among the Company on the one hand, and the directors, officers, or shareholders of the Company on the other hand, which is required to be described in the Registration Statement, the Disclosure Package and the Prospectus and which is not so described.

(aaa) The entity listed on Schedule IV attached hereto is the only significant subsidiaries of the Company as defined by Rule 1-02 of Regulation S-X.

(bbb) The Company does not own a majority equity interest in or own or control, directly or indirectly, any corporation, association or other entity other than the subsidiary listed on Schedule IV to this Agreement.

(ccc) The statistical and market-related data included in the Registration Statement, the Disclosure Package and the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate.

(ddd) Since the date of the most recent audited financial statements included in each of the Registration Statement, the Disclosure Package and the Prospectus (i) there has not been any change in the capital stock or long-term debt of the Company or any of its subsidiaries, or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of capital stock, or any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, properties, prospects, earnings, rights, assets, management, financial position, or results of operations of the Company and its subsidiaries taken as a whole; (ii) neither the Company nor any of its subsidiaries has entered into any transaction or agreement that is material to the Company and its subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Company and its subsidiaries taken as a whole; and (iii) neither the Company nor any of its subsidiaries has sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, except in each case as otherwise disclosed in each of the Registration Statement, the Disclosure Package and the Prospectus.

(eee) Except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus, the Company (i) does not have any material lending or other relationship with any bank or lending affiliate of any of the Representatives and (ii) does not intend to use any of the proceeds from the sale of the Securities hereunder to repay any outstanding debt owed to any affiliate of any of the Representatives.

(fff) No forward-looking statement (within the meaning of Section 27A of the Act and Section 21E of the Exchange Act) included in any of the Registration Statement, the Disclosure Package and the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

Any certificate signed by any officer of the Company and delivered to the Representatives or counsel for the Underwriters in connection with the Offering shall be deemed a representation and warranty by the Company, as to matters covered thereby, to each Underwriter.

2. Purchase and Sale. (a) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company, at a purchase price of $[●] per share, the amount of the Underwritten Securities set forth opposite such Underwriter’s name in Schedule I hereto.

(b) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company hereby grants an option to the several Underwriters to purchase, severally and not jointly, up to [●] Option Securities (the “Option”) at the same purchase price per share as the Underwriters shall pay for the Underwritten Securities, less an amount per share equal to any dividends or distributions declared by the Company and payable on the Underwritten Securities but not payable on the Option Securities. The Option may be exercised only to cover over-allotments in the sale of the Underwritten Securities by the Underwriters. The Option may be exercised in whole or in part at any time on or before the 30th day after the date of the Prospectus upon written or electronic notice by the Representatives to the Company setting forth the number of shares of the Option Securities as to which the several Underwriters are exercising the Option and the settlement date. The number of Option Securities to be purchased by each Underwriter shall be the same percentage of the total number of shares of the Option Securities to be purchased by the several Underwriters as such Underwriter is purchasing of the Underwritten Securities, subject to such adjustments as you in your absolute discretion shall make to eliminate any fractional shares.

3. Delivery and Payment. Delivery of and payment for the Underwritten Securities and the Option Securities (if the Option shall have been exercised on or before the Business Day preceding the Closing Date) shall be made at 10:00 AM, New York City time, on [●], 2018, or at such time on such later date not more than three Business Days after the foregoing date as the Representatives shall designate, which date and time may be postponed by agreement between the Representatives and the Company or as provided in Section 9 hereof (such date and time of delivery and payment for the Securities being herein called the “Closing Date”). Delivery of the Securities shall be made to the Representatives for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to an account specified by the Company. Delivery of the Underwritten Securities and the Option Securities shall be made through the facilities of The Depository Trust Company unless the Representatives shall otherwise instruct.

If the Option is exercised after the Business Day immediately preceding the Closing Date, the Company will deliver the Option Securities (at the expense of the Company) to the

Representatives, c/o RBC Capital Markets, LLC, at 200 Vesey Street, New York, New York 10281-8098, on the date specified by the Representatives (which shall be within three Business Days after exercise of the Option) (a “Settlement Date”) for the respective accounts of the several Underwriters, against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to an account specified by the Company. If settlement for the Option Securities occurs after the Closing Date, the Company will deliver to the Representatives on the Settlement Date for the Option Securities, and the obligation of the Underwriters to purchase the Option Securities shall be conditioned upon receipt of, supplemental opinions, certificates and letters confirming as of such date the opinions, certificates and letters delivered on the Closing Date pursuant to Section 6 hereof.

4. Offering by Underwriters. It is understood that the several Underwriters propose to offer the Securities for sale to the public as set forth in the Prospectus.

5. Agreements. The Company agrees with the several Underwriters that:

(a) Prior to the termination of the Offering, the Company will not file any amendment of the Registration Statement or supplement to the Prospectus or any Rule 462(b) Registration Statement unless the Company has furnished you a copy for your review prior to filing and will not file any such proposed amendment or supplement to which you reasonably object. The Company will cause the Prospectus, properly completed, and any supplement thereto to be filed in a form approved by the Representatives with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Representatives of such timely filing. The Company will promptly advise the Representatives (i) when the Prospectus, any supplement thereto, and any Written Testing-the-Waters Communications shall have been filed (if required) with the Commission pursuant to Rule 424(b) or when any Rule 462(b) Registration Statement shall have been filed with the Commission, (ii) when, prior to termination of the Offering, any amendment to the Registration Statement shall have been filed or becomes effective, (iii) of any request by the Commission or its staff for any amendment of the Registration Statement, or any Rule 462(b) Registration Statement, or for any supplement to the Prospectus or for any additional information, including, but not limited to, any request for information concerning any Testing-the-Waters Communication, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Written Testing-the-Waters Communication or of any notice objecting to its use or the institution or threatening of any proceeding for that purpose and (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order or the occurrence of any such suspension or objection to the use of the Registration Statement or the prevention or suspension of the use of any Written Testing-the-Waters Communication and, upon such issuance, occurrence or notice of objection, to obtain as soon as possible the withdrawal of such stop order or relief from such occurrence or objection, including, if necessary, by filing an amendment to the Registration Statement or a new registration statement and using its reasonable best efforts to have such amendment or new registration statement declared effective as soon as practicable.

(b) If, at any time prior to the filing of the Prospectus pursuant to Rule 424(b), any event or development occurs as a result of which the Disclosure Package would include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made at such time not misleading, the Company will (i) notify promptly the Representatives so that any use of the Disclosure Package may cease until it is amended or supplemented; (ii) amend or supplement the Disclosure Package to correct such statement or omission; and (iii) supply any amendment or supplement to you in such quantities as you may reasonably request.

(c) If, at any time when a prospectus relating to the Securities is required to be delivered under the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), any event occurs as a result of which the Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or if it shall be necessary to amend the Registration Statement or supplement the Prospectus to comply with the Act or the rules thereunder, the Company promptly will (i) notify the Representatives of any such event; (ii) prepare and file with the Commission, subject to the second sentence of Section 5(a), an amendment or supplement which will correct such statement or omission or effect such compliance; and (iii) supply any supplemented Prospectus to you in such quantities as you may reasonably request.

(d) As soon as practicable, the Company will make generally available to its security holders and to the Representatives an earnings statement or statements of the Company and its subsidiaries which will satisfy the provisions of Section 11(a) of the Act and Rule 158.

(e) Unless otherwise available on the Commission’s Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”), during the period ending two years from the date hereof, the Company will furnish to you and, upon your request, to each of the other Underwriters, (i) as soon as available, a copy of each proxy statement, quarterly report or annual report of the Company delivered to shareholders or filed with the Commission, FINRA or Nasdaq or any other national securities exchange and (ii) from time to time such other information concerning the Company as you may reasonably request.

(f) The Company will furnish to the Representatives and counsel for the Underwriters, without charge, signed copies of the Registration Statement (including exhibits thereto) and to each other Underwriter a copy of the Registration Statement (without exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), as many copies of each Preliminary Prospectus, the Prospectus and each Issuer Free Writing Prospectus and any supplement thereto as the Representatives may reasonably request. The Company will pay the expenses of printing or other production of all documents relating to the offering.

(g) The Company will arrange, if necessary, for the qualification of the Securities for sale under the laws of such jurisdictions as the Representatives may designate and will maintain such qualifications in effect so long as required for the distribution of the Securities; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Securities, in any jurisdiction where it is not now so subject.

(h) The Company will not, without the prior written consent of the Representatives, offer, sell, contract to sell, pledge, or otherwise dispose of, (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any affiliate of the Company or any person in privity with the Company or any affiliate of the Company) directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of (other than a registration statement on Form S-8 or an amendment to any registration statement on Form S-8), or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, any other shares of Common Stock or any securities convertible into, or exercisable, or exchangeable for, shares of Common Stock or shares of any class of capital stock of the Company or any securities convertible into, or exercisable, or exchangeable for, any of the foregoing; or publicly announce an intention to effect any such transaction, for a period of 180 days after the date of this Agreement (the “Lock-up Period”), provided, however, that the Company may (i) issue and sell Common Stock pursuant to any employee stock option plan, stock ownership plan or dividend reinvestment plan of the Company in effect at the Execution Time, including, for the avoidance of doubt, the Company’s long-term incentive plan (ii) issue Common Stock issuable upon the conversion of securities or the exercise of warrants outstanding at the Execution Time and (iii) any acquisition or strategic investment (including any joint venture or partnership) as long as (A) the aggregate number of such shares does not exceed 5% of the number of shares of Common Stock outstanding immediately after the issuance and sale of Securities pursuant to this Agreement and (B) each recipient of any such shares issued or issuable agrees to the restrictions on the resale of securities that are consistent with the restrictions described in this paragraph for the remainder of the applicable 180-day period.

(i) If the Representatives, in their sole discretion, agree to release or waive the restrictions set forth in a lock-up letter described in Section 6(n) hereof for an officer or director of the Company and provides the Company with notice of the impending release or waiver at least three Business Days before the effective date of the release or waiver, the Company agrees to announce the impending release or waiver by a press release substantially in the form of Exhibit B hereto through a major news service at least two Business Days before the effective date of the release or waiver.

(j) The Company will comply with all provisions of any undertakings contained in the Registration Statement.

(k) The Company will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(l) The Company shall engage and maintain, at its expense, a transfer agent and, if necessary under the jurisdiction of its formation or the rules of Nasdaq, a registrar (which, if permitted by applicable laws and rules may be the same entity as the transfer agent) for the Common Stock.

(m) The Company agrees to pay the costs and expenses relating to the following matters: (i) the preparation, printing or reproduction and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), each Preliminary Prospectus, the Prospectus and each Issuer Free Writing Prospectus, and each amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, each Preliminary Prospectus, the Prospectus and each Issuer Free Writing Prospectus, and all amendments or supplements to any of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Securities; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Securities, including any stamp or transfer taxes in connection with the original issuance and sale of the Securities; (iv) the printing (or reproduction) and delivery of this Agreement, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the Offering; (v) the registration of the Securities under the Exchange Act and the listing of the Securities on Nasdaq; (vi) any registration or qualification of the Securities for offer and sale under the securities or blue sky laws of the several states (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such registration and qualification); (vii) any filings required to be made with FINRA (including all filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such filings, provided such fees and expenses of counsel shall not exceed $20,000); (viii) the investor presentations on any “road show” or any Testing-the-Waters Communications undertaken in connection with the marketing of the Securities, including, without limitation, expenses associated with any electronic road show, travel and lodging expenses of the representatives and officers of the Company and one-half of the cost of any aircraft chartered in connection with the road show or any Testing-the-Waters Communications (ix) the fees and expenses of the Company’s accountants and reserve engineers and the fees and expenses of counsel (including local and special counsel) for the Company; and (x) all other costs and expenses incident to the performance by the Company of its obligations hereunder.

(n) The Company agrees that, unless it has or shall have obtained the prior written consent of the Representatives, and each Underwriter, severally and not jointly, agrees with the

Company that, unless it has or shall have obtained, as the case may be, the prior written consent of the Company, it has not made and will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405) required to be filed by the Company with the Commission or retained by the Company under Rule 433; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the Free Writing Prospectuses included in Schedule II hereto and any electronic road show. Any such free writing prospectus consented to by the Representatives or the Company is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company agrees that (i) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (ii) it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

(o) The Company will notify promptly the Representatives if the Company ceases to be an Emerging Growth Company at any time prior to the later of (i) completion of the distribution of the Securities within the meaning of the Act and (ii) completion of the 180-day restricted period referred to in Section 5(h) hereof.

(p) If at any time following the distribution of any Written Testing-the-Waters Communication, any event occurs as a result of which such Written Testing-the-Waters Communication would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made at such time not misleading, the Company will (i) notify promptly the Representatives so that use of the Written Testing-the-Waters Communication may cease until it is amended or supplemented; (ii) amend or supplement the Written Testing-the-Waters Communication to correct such statement or omission; and (iii) supply any amendment or supplement to the Representatives in such quantities as may be reasonably requested.

(q) The Company will comply with all applicable securities and other applicable laws, rules and regulations, including, without limitation, the Sarbanes-Oxley Act, and will use its reasonable best efforts to cause the Company’s directors and officers, in their capacities as such, to comply with such laws, rules and regulations, including, without limitation, the provisions of the Sarbanes-Oxley Act.

(r) The Company will use the net proceeds received by the Company from the sale of the Securities in the manner specified in the Preliminary Prospectus and Prospectus under the caption “Use of Proceeds.”

6. Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Underwritten Securities and the Option Securities, as the case may be, shall be subject to the accuracy of the representations and warranties on the part of the Company contained herein as of the Execution Time, the Closing Date and any Settlement Date, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:

(a) The Prospectus, and any supplement thereto, have been filed in the manner and within the time period required by Rule 424(b); any material required to be filed by the Company pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; and no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

(b) The Company shall have requested and caused Sidley Austin LLP, counsel for the Company, to have furnished to the Representatives their opinion, dated the Closing Date or any Settlement Date, if applicable, and addressed to the Representatives, in the form attached in Annex A hereto.

(c) The Company shall have requested and caused Richards, Layton & Finger, P.A., counsel for the Company, to have furnished to the Representatives their opinion, dated the Closing Date or any Settlement Date, if applicable, and addressed to the Representatives, in the form attached in Annex B hereto.

(d) The Representatives shall have received from Latham & Watkins LLP, counsel for the Underwriters, such opinion or opinions, dated the Closing Date or any Settlement Date, if applicable, and addressed to the Representatives, with respect to the issuance and sale of the Securities, the Registration Statement, the Disclosure Package, the Prospectus (together with any supplement thereto) and other related matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(e) The Company shall have furnished to the Representatives a certificate of the Company, signed by the Chief Executive Officer or the President and the principal financial or accounting officer of the Company, dated the Closing Date or any Settlement Date, if applicable, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Disclosure Package, the Prospectus and any amendment or supplement thereto, as well as each electronic road show used in connection with the Offering, and this Agreement and that:

(i) the representations and warranties of the Remora Entities in this Agreement are true and correct on and as of the Closing Date or applicable Settlement Date with the same effect as if made on the Closing Date or applicable Settlement Date and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date or applicable Settlement Date;

(ii) the Registration Statement has become effective under the Act and no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use has been issued and no proceedings for that purpose have been instituted or, to the Remora Entities’ knowledge, threatened; and

(iii) since the date of the most recent financial statements included in the Disclosure Package and the Prospectus (exclusive of any supplement thereto),

there has been no Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any supplement thereto).

(f) The Company shall have requested and caused Grant Thornton LLP to have furnished to the Representatives, at the Execution Time, at the Closing Date and any Settlement Date, if applicable, letters, dated respectively as of the Execution Time, the Closing Date or any Settlement Date, as applicable, in form and substance satisfactory to the Representatives.

(g) The Company shall have requested and caused Cawley, Gillespie & Associates, Inc. to have furnished to the Representatives, at the Execution Time, at the Closing Date and any Settlement Date, if applicable, letters, dated respectively as of the Execution Time, the Closing Date and any Settlement Date, as applicable, in form and substance satisfactory to the Representatives.

(h) Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof) and the Prospectus (exclusive of any amendment or supplement thereto), there shall not have been (i) any change or decrease specified in the letter or letters referred to in Section 6(f) hereto or (ii) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), earnings, business or properties of the Company and its subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any supplement thereto) the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Registration Statement (exclusive of any amendment thereof), the Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto).

(i) Prior to the Closing Date, the Company shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request.

(j) The Securities shall have been listed and admitted and authorized for trading on Nasdaq, and satisfactory evidence of such actions shall have been provided to the Representatives.

(k) FINRA, upon review, if any, of the terms of the Offering, shall not have objected to such offering, such terms or the Underwriters’ participation in same.

(l) Prior to the Execution Time, the Company shall have furnished to the Representatives a letter substantially in the form of Exhibit A hereto (the “Lock-Up Agreement”) from each of the persons listed on Schedule V hereto addressed to the Representatives.

(m) In connection with the sale of the Underwritten Securities on the Closing Date, the Offering Transactions shall have been duly consummated at the respective times and on the terms contemplated by this Agreement, the Registration Statement and the Prospectus and the Representatives shall have received such evidence that the Offering Transactions have been consummated as the Representatives may reasonably request.

If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Agreement, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date and any Settlement Date, as applicable, by the Representatives. Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.

The documents required to be delivered by this Section 6 shall be delivered electronically or at the office of Latham & Watkins LLP, counsel for the Underwriters, at 811 Main Street, Suite 3700, Houston, Texas 77002, on the Closing Date.

7. Reimbursement of Underwriters’ Expenses. If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 10 hereof or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Company will reimburse the Underwriters severally through RBC Capital Markets, LLC on demand for all expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities.

8. Indemnification and Contribution. (a) The Remora Parties agree to indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter and each person who controls any Underwriter within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement as originally filed or in any amendment thereof, or in any Preliminary Prospectus, or the Prospectus, any Issuer Free Writing Prospectus, any roadshow, or any Written Testing-the-Waters Communication or in any amendment thereof or supplement thereto or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that none of the Remora Parties will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with the Underwriter Information.

(b) Each Underwriter severally and not jointly agrees to indemnify and hold harmless each Remora Party, each of its directors, each of its officers who signs the Registration Statement, and each person who controls the Remora Parties within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Remora Parties to each Underwriter, but only with reference to the Underwriter Information. This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have. Each Remora Party acknowledges that the following statements set forth in the Preliminary Prospectus and the Prospectus under the following captions constitute “Underwriter Information”: (i) “Underwriting-Price Stabilization, Short Positions and Penalty Bids” and (ii) “Underwriting-Other Relationships”, constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in the Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus, or any Written Testing-the-Waters Communication.

(c) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under Section 8(a), 8(b) or 8(c) hereof, notify the indemnifying party in writing of the commencement thereof; but the failure to notify the indemnifying party shall not relieve it from any liability that it may have under Section 8(a), 8(b) or 8(c) hereof except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under Section 8(a), 8(b) or 8(c) hereof. In the case of parties indemnified pursuant to Section 8(a) or 8(c) hereof, counsel to the indemnified parties shall be selected by the Representatives, and, in the case of parties indemnified pursuant to Section 8(b) hereof, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any relevant local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party.

(d) If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 8(a) hereof effected without its written consent if (i) such settlement is entered into more than 60 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request or disputed in good faith the indemnified party’s entitlement to such reimbursement prior to the date of such settlement.

(e) In the event that the indemnity provided in Section 8(a), 8(b) or 8(c) hereof is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Remora Parties agree and the Underwriters severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending the same) (collectively “Losses”) to which the Remora Parties and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Remora Parties on the one hand and by the Underwriters on the other from the Offering; provided, however, that in no case shall any Underwriter (except as may be provided in any agreement among underwriters relating to the Offering) be responsible for any amount in excess of the underwriting discount or commission applicable to the Securities purchased by such Underwriter hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Remora Parties agree and the Underwriters severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Remora Parties on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Remora Parties shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by it, and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Prospectus. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Remora Parties on the one hand or by the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Remora Parties and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this Section 8(f), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls an Underwriter within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the Company within the meaning of either the Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this Section 8(f).

9. Default by an Underwriter. If any one or more Underwriters shall fail to purchase and pay for any of the Securities agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the amount of Securities set forth opposite their names in Schedule I hereto bears to the aggregate amount of Securities set forth opposite the names of all the remaining Underwriters) the Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate amount of Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate amount of Securities set forth in Schedule I hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such nondefaulting Underwriters do not purchase all the Securities, this Agreement will terminate without liability to any nondefaulting Underwriter or the Company. In the event of a default by any Underwriter as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the Representatives shall determine in order that the required changes in the Registration Statement and the Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company and any nondefaulting Underwriter for damages occasioned by its default hereunder.

10. Termination. This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Company prior to delivery of and payment for the Securities, if at any time prior to such delivery and payment (i) trading in the Company’s Common Stock shall have been suspended by the Commission or Nasdaq or trading in securities generally on the New York Stock Exchange or Nasdaq shall have been suspended or limited or minimum prices shall have been established on either of such exchanges, (ii) a banking moratorium shall have been declared either by Federal or New York State authorities or (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Representatives, impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Preliminary Prospectus or the Prospectus (exclusive of any supplement thereto).

11. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of the officers, directors, employees, agents or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.

12. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representatives, will be mailed, delivered or telefaxed to (i) RBC Capital

Markets, LLC, 200 Vesey Street, 8th Floor, New York, New York 10281-8098, Attention: Equity Syndicate, Fax: (212) 428-6260, (ii) Wells Fargo Securities, LLC, 375 Park Avenue, New York, New York 10152, Attention: Equity Syndicate, Fax: (212) 214-5918 (with such fax to be confirmed by telephone to (212) 214-6144) and (iii) UBS Securities LLC, 1285 Avenue of the Americas, New York, New York 10019, Attention: Syndicate; or, if sent to the Company, will be mailed, delivered or telefaxed to Remora Royalties, Inc., 807 Las Cimas Parkway, Suite 275, Austin, Texas 78746, Attention: George B. Peyton, V, Email: george@remorapetroleum.com.

13. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agents and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.

14. No Fiduciary Duty. The Remora Parties hereby acknowledge that (a) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the Underwriters and any affiliate through which it may be acting, on the other, (b) the Underwriters are acting as principal and not as an agent or fiduciary of the Company and (c) the Company’s engagement of the Underwriters in connection with the offering and the process leading up to the offering is as independent contractors and not in any other capacity. Furthermore, the Company agrees that it is solely responsible for making its own judgments in connection with the offering (irrespective of whether any of the Underwriters has advised or is currently advising the Company on related or other matters). The Company agrees that it will not claim that the Underwriters have rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.

15. Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriters, or any of them, with respect to the subject matter hereof.

16. Applicable Law. This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to its conflicts of laws doctrine.

17. Waiver of Jury Trial. The Company hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

18. USA Patriot Act. USA Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies its clients, including the Remora Entities, which information may include the name and address of its clients, as well as other information that will allow the Underwriters to properly identify its clients.

19. Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

20. Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

21. Definitions. The terms that follow, when used in this Agreement, shall have the meanings indicated.

“Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.

“Commission” shall mean the Securities and Exchange Commission.

“Disclosure Package” shall mean, collectively, (i) the Preliminary Prospectus that is generally distributed to investors and used to offer the Securities, (ii) the Issuer Free Writing Prospectuses, if any, identified in Schedule II hereto, (iii) any other Free Writing Prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package and (iv) the pricing information included on Schedule VI hereto.

“Effective Date” shall mean each date and time that the Registration Statement, any post-effective amendment or amendments thereto and any Rule 462(b) Registration Statement became or becomes effective.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Execution Time” shall mean the date and time that this Agreement is executed and delivered by the parties hereto.

“Free Writing Prospectus” shall mean a free writing prospectus, as defined in Rule 405.

“Issuer Free Writing Prospectus” shall mean an issuer free writing prospectus, as defined in Rule 433.

“Preliminary Prospectus” shall mean any preliminary prospectus referred to in Section 1(a) hereof and any preliminary prospectus included in the Registration Statement at the Effective Date that omits Rule 430A Information.

“Prospectus” shall mean the prospectus relating to the Securities that is first filed pursuant to Rule 424(b) after the Execution Time.

“Registration Statement” shall mean the registration statement referred to in Section 1(a) hereof, including exhibits and financial statements and any prospectus supplement relating to the Securities that is filed with the Commission pursuant to Rule 424(b) and deemed part of such registration statement pursuant to Rule 430A, as amended at the Execution Time and, in the event any post-effective amendment thereto or any Rule 462(b) Registration Statement becomes effective prior to the Closing Date, shall also mean such registration statement as so amended or such Rule 462(b) Registration Statement, as the case may be.

“Rule 158,” “Rule 172,” “Rule 405,” “Rule 424(b),” “Rule 430A” and “Rule 433” refer to such rules under the Act.

“Rule 430A Information” shall mean information with respect to the Securities and the offering thereof permitted to be omitted from the Registration Statement when it becomes effective pursuant to Rule 430A.

“Rule 462(b) Registration Statement” shall mean a registration statement and any amendments thereto filed pursuant to Rule 462(b) relating to the offering covered by the registration statement referred to in Section 1(a) hereof.

“subsidiary” shall mean each direct and indirect subsidiary of the Company.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company and the several Underwriters.

Very truly yours,

REMORA ROYALTIES, INC.

By:

Name:
Title:

REMORA PETROLEUM, L.P.,
By: Remora Petroleum GP, LLC, its general partner

By:

Name:
Title:

REMORA HOLDINGS, LLC

By:

Name:
Title:

[Signature Page to Underwriting Agreement]

The foregoing Agreement is hereby

confirmed and accepted as of the

date first above written.

RBC CAPITAL MARKETS, LLC

By:

Name:
Title:

WELLS FARGO SECURITIES, LLC

By:

Name:
Title:

UBS SECURITIES LLC

By:

Name:
Title:

By:

Name:
Title:

For themselves and the other

several Underwriters named in

Schedule I to the foregoing

Agreement.

[Signature Page to Underwriting Agreement]

Schedule I

Underwriters	Number of Underwritten Securities to be Purchased
RBC Capital Markets, LLC.
Wells Fargo Securities, LLC
UBS Securities LLC
Stifel, Nicolaus & Company, Incorporated
Stephens Inc.
Seaport Global Securities LLC

Total	[ ]

Schedule II

Schedule of Free Writing Prospectuses included in the Disclosure Package:

[●].

Schedule III

Schedule of Written Testing-the-Waters Communications:

[●].

Schedule IV

Schedule of subsidiaries:

Entity	Jurisdiction of Incorporation	Foreign Qualifications
Remora Holdings, LLC	Delaware	Texas, Louisiana, Nebraska, Alabama, California and Kansas

Schedule V

Schedule of directors, officers and shareholders subject to Lock-Up:

•	George B. Peyton V

•	Grant W. Livesay

•	Salah I. Gamoudi

•	Corwin Y. Ames

•	Aaron T. Brack

•	Christopher J. Manuel

•	Jeffrey G. Shrader

•	Frank O. Marrs

•	Sam C. Henry

•	Aaron R. Stanley

•	Dickie D. Hunter

•	Remora Petroleum, L.P.

•	Remora Operating, LLC

•	Remora Operating CA, LLC

•	Vendera Resources, LP

•	Vendera Resources II, LLC

•	Vendera Management III, LLC

•	Vendera Management TXLA, LLC

•	Vendera Resources III, LP

•	AVAD Utah, LLC

•	AVAD North Texas LLC

•	OKSA Minerals, LP

•	BLG Resources, LLC

Schedule VI

Pricing information:

Initial public offering price per share of Common Stock: $[●].

Number of shares of Common Stock purchased by the Underwriters: [●].

EXHIBIT A

Form of Lock-Up Agreement

[Letterhead of officer, director or major shareholder of Corporation]

Remora Royalties, Inc.

Public Offering of Common Stock

[●], 2018

RBC Capital Markets, LLC

Wells Fargo Securities, LLC

UBS Securities LLC

As Representatives of the several Underwriters

c/o RBC Capital Markets, LLC

200 Vesey Street

New York, New York 10281-8098

c/o Wells Fargo Securities, LLC

375 Park Avenue

New York, NY 10152

c/o UBS Securities LLC

1285 Avenue of the Americas

New York, N.Y. 10019

Remora Petroleum, L.P.

807 Las Cimas Parkway, Suite 275

Austin, Texas 78746

Ladies and Gentlemen:

This letter is being delivered to you in connection with the proposed Underwriting Agreement (the “Underwriting Agreement”), by and among Remora Royalties, Inc., a Delaware corporation (the “Company”), Remora Holdings, LLC, a Delaware limited liability company, and each of you as representatives of a group of Underwriters named therein, relating to an underwritten public offering of Class A common stock, $0.01 par value per share (the “Common Stock”), of the Company (the “Offering”).

In order to induce you and the other Underwriters to enter into the Underwriting Agreement, the undersigned will not, without the prior written consent of RBC Capital Markets, LLC, Wells Fargo Securities, LLC and UBS Securities LLC (the “Representatives”), offer, sell, contract to sell, pledge or otherwise dispose of, (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the undersigned or any affiliate of the undersigned or any person in privity with the undersigned or any affiliate of the undersigned), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Securities and Exchange Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder with respect to, any shares of capital stock of the Company or any securities convertible into, or exercisable or exchangeable for such capital stock, or publicly announce an intention to effect any such transaction, for a period from the date hereof until 180 days after the date of the Underwriting Agreement, other than shares of Common Stock disposed of as bona fide gifts approved by the Representatives where each recipient of a gift of shares agrees in writing to be bound by the same restrictions in place for the undersigned pursuant to this letter for the duration that such restrictions remain in effect at the time of transfer. Notwithstanding the foregoing, the foregoing restrictions shall not apply to (a) any transactions relating to shares of Common Stock acquired in the open market after the closing of the Offering, (b) any exercise of options or vesting or exercise of any other equity-based award, in each case under the Company’s equity incentive plan or any other plan or agreement described in the prospectus included in the Registration Statement, provided that any shares of Common Stock received upon such exercise or vesting will also be subject to the restrictions described in this letter, provided that no filing under Section 16(a) of the Exchange Act shall be required or shall be voluntarily made in connection with such subsequent sales of Common Stock acquired in the open market, (c) the establishment of any written contract, instruction or plan that satisfies all of the requirements of Rule 10b5-1 (a “Rule 10b5-1 Plan”) under the Exchange Act; provided, however, that no sales of shares of Common Stock or securities convertible into, or exchangeable or exercisable for, shares of Common Stock, shall be made pursuant to such a Rule 10b5-1 Plan prior to the expiration of the applicable 180-day period; and provided further, that no party is required to publicly announce, file, or report the establishment of such Rule 10b5-1 Plan in any public report, announcement, or filing with the Commission under the Exchange Act during such 180-day period and does not otherwise voluntarily effect any such public report, announcement, or filing regarding such Rule 10b5-1 Plan, or (d) any demands or requests for, or the exercise of any right with respect to, or the taking any action in preparation of, the registration by the Company under the Act of the undersigned’s shares of Common Stock, provided that no transfer of the undersigned’s shares of Common Stock registered pursuant to such demand or request or to the exercise of any such right and no registration statement shall be filed under the Act with respect to any of the undersigned’s shares of Common Stock during the applicable 180-day period.

If the undersigned is an officer or director of the Company, (i) the Representatives agree that, at least three business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of shares of Common Stock, the Representatives will notify the Company of the impending release or waiver, and (ii) the Company has agreed in the Underwriting Agreement to announce the impending release or waiver by press release through a major news service at least two business days before the effective date of the release or waiver. Any release or waiver granted by the Representatives hereunder to any such officer or director shall only be effective two business days after the publication date of such press release. The provisions of this paragraph will not apply if (a) the release or waiver is effected solely to permit a transfer not for consideration and (b) the transferee has agreed in writing to be bound by the same terms described in this letter to the extent and for the duration that such terms remain in effect at the time of the transfer.

If for any reason the Underwriting Agreement shall be terminated prior to the Closing Date (as defined in the Underwriting Agreement), the agreement set forth above shall likewise be terminated.

Yours very truly,

[Signature of officer, director or major stockholder]

[Name and address of officer, director or major stockholder]

EXHIBIT B

Form of Press Release

Remora Royalties, Inc.

[●], 2018

Remora Royalties, Inc. (the “Company”) announced today that [RBC Capital Markets, LLC, Wells Fargo Securities, LLC and UBS Securities LLC, the joint book-running managers] in the Company’s recent public sale of [●] shares of Class A common stock, is [waiving] [releasing] a lock-up restriction with respect to [●] shares of the Company’s Class A common stock held by [certain officers or directors] [an officer or director] of the Company. The [waiver] [release] will take effect on [●], 2018, and the shares may be sold on or after such date.

This press release is not an offer for sale of the securities in the United States or in any other jurisdiction where such offer is prohibited, and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the United States Securities Act of 1933, as amended.

ADDENDUM

Form of Waiver of Lock-Up

[Letterhead of RBC]

Remora Royalties, Inc.

Public Offering of Common Stock

                    , 2018

[Name and Address of

Officer or Director

Requesting Waiver]

Dear Mr./Ms. [Name]:

This letter is being delivered to you in connection with the offering by Remora Royalties, Inc. (the “Company”) of [●] shares of Class A common stock, $0.01 par value per share (the “Common Stock”), of the Company and the lock-up letter dated [●], 2018 (the “Lock-up Letter”), executed by you in connection with such offering, and your request for a [waiver] [release] dated [●], 2018, with respect to [●]shares of Common Stock (the “Shares”).

Each of RBC Capital Markets, LLC, Wells Fargo Securities, LLC and UBS Securities LLC hereby agrees to [waive] [release] the transfer restrictions set forth in the Lock-up Letter, but only with respect to the Shares, effective [●], 2018; provided, however, that such [waiver] [release] is conditioned on the Company announcing the impending [waiver] [release] by press release through a major news service at least two business days before effectiveness of such [waiver] [release]. This letter will serve as notice to the Company of the impending [waiver] [release].

Except as expressly [waived] [released] hereby, the Lock-up Letter shall remain in full force and effect.

[Signature Page Follows]

Yours very truly,

[Signature of RBC Representative]

[Name and title of RBC Representative]

[Signature of Wells Fargo Representative]

[Name and title of Wells Fargo Representative]

[Signature of UBS Representative]

[Name and title of UBS Representative]

cc: Remora Royalties, Inc.

ANNEX A

Form of Opinion of

Counsel for the Company – Sidley Austin LLP

[To Come]

ANNEX B

Form of Opinion of

Counsel for the Company – Richards, Layton & Finger, P.A.

[To Come]